Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc.

Declares Quarterly Cash Dividend

Addison, Texas – March 9, 2023 / Business Wire / – The Board of Directors of Guaranty Bancshares, Inc. (NYSE: GNTY), the parent company of Guaranty Bank & Trust, N.A., declared a quarterly cash dividend on March 8, 2023, in the amount of $0.23 per share of common stock. The approved cash dividend represents a 4.5% increase from the $0.22 per share quarterly cash dividend paid during 2022 and will be paid on April 12, 2023, to stockholders of record as of the close of business on March 27, 2023.

About Guaranty Bancshares

Guaranty Bancshares, Inc. is the parent company for Guaranty Bank & Trust, N.A. and has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston and Central Texas regions of the state. As of December 31, 2022, Guaranty Bancshares, Inc. had total assets of $3.4 billion, total loans of $2.4 billion and total deposits of $2.7 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & Company CFO
Guaranty Bancshares, Inc.
(888) 572-9881

investors@gnty.com